Your Vote Counts! AELUMA, INC. 27 CASTILIAN DR. GOLETA, CA 93117 AELUMA, INC. 2025 Annual Meeting Vote by January 14, 2026 11:59 PM ET You invested in AELUMA, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on January 15, 2026. Get informed before you vote View the Proxy Statement and Form 10 - K online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 1, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1 - 800 - 579 - 1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* January 15, 2026 9:00 a.m. PST Virtually at: www.virtualshareholdermeeting.com/ALMU2025 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V81159 - P38677

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. For 1. To re - elect the Class I directors named in this Proxy Statement to hold office for a 3 - year term and until his respective successor is elected and duly qualified. Nominees: 1) Steven P. DenBaars 2) John Paglia For 2. To approve, ratify, and confirm the re - appointment of Rose, Snyder & Jacobs LLP as the Company’s independent auditors for the year ending June 30, 2026, and to authorize the Board of Directors to fix their remuneration. Voting Items Board Recommends V81160 - P38677